U.S. SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 10, 2010
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1373 Broadway, Albany, New York 12204
(518) 445-2200
(Address and telephone number of the registrant's principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On February 10, 2010, Albany International Corp. ("the Registrant"), and certain subsidiaries, executed the Fifth Amendment to Note Agreement and Amendment to Notes (the "Fifth Amendment") with The Prudential Insurance Company of America, and other affiliated purchasers, amending the Note Agreement and Guaranty, dated as of October 25, 2005 (the "Note Agreement"), and the outstanding Notes under the Note Agreement. The Fifth Amendment increases the permitted Leverage Ratio (as defined in the Note Agreement) for the period beginning January 1, 2011, and fixes the interest rate on the Notes at 6.84%. Prior the effectiveness of the Fifth Amendment, the Notes paid interest at 5.34%, but also required the payment of additional interest in the event that the Company's Unadjusted Leverage Ratio (as defined in the outstanding Notes) exceeded certain specified levels.

A copy of the Fifth Amendment is furnished as an Exhibit to this report. A copy of the Note Agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed October 26, 2005. A copy of the First Amendment to the Note Agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed November 17, 2006, a copy of the Second Amendment to the Note Agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed May 3, 2007, and a copy of the Third Amendment to the Note Agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed December 19, 2008. A copy of the Fourth Amendment to the Note Agreement, which was entered into in October 2009, and the sole effect of which was to align additional interest payment dates with regular interest payment dates, is also filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

10(k)[(viii)] Fourth Amendment, dated as of October 22, 2009, to Note Agreement and Amendment to Notes.

10(k)[(ix)] Fifth Amendment, dated as of February 10, 2010, to Note Agreement and Amendment to Notes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

	By:	/s/ Michael K. Burke
		Name:	Michael K. Burke
		Title:	Senior Vice President and Chief Financial Officer

Date: February 12, 2010

Index to Exhibits

Exhibit No.	Description
[10(k)(viii)]	Fourth Amendment, dated as of October 22, 2009, to Note Agreement and Amendment to Notes

[10(k)(ix)]	Fifth Amendment, dated as of February 10, 2010, to Note Agreement and Amendment to Notes